EMPLOYMENT AGREEMENT

This Agreement is made as of March 15, 1997 by and between American Buyers Club International, Inc., a corporation duly organized and existing under the laws of the state of Delaware ("Employer"), having an office and principal place of business at 130 Highway 33, Manalapan, New Jersey 07726, and David Bannon, an individual whose address is 230 Tulip Lane, Freehold, New Jersey 07728 ("Employee").

WHEREAS, Employer wishes to employ Employee and Employee is willing to accept such employment upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee hereby agree as follows:

1.       Nature of Agreement:

         1.1 Employment. Employer agrees to employ Employee and Employee agrees to accept such employment by Employer upon the terms and conditions herein provided.

         1.2 Cancellation of Prior Offers. Any and all prior contracts of employment or offers or representations with respect thereto are hereby cancelled and void in all their terms and conditions. Commencing with the date first above written, the terms, covenants and conditions of Employee's employment by Employer shall be governed solely by the provisions of this Agreement.

2.       Employment and Duties:

         2.1 Employment. Commencing on March 15, 1997 and continuing through December 31, 1998 (the "Termination Date"), Employee shall be employed by Employer as Vice President, reporting directly and solely to the Board of Directors. During such period of employment Employee shall devote his full time and effort to the business and affairs of Employer, will use his best efforts to promote the interests of Employer and will discharge his responsibilities in a diligent and faithful manner consistent with sound business practices. Employee may engage in such other and additional activities not in conflict with the business or activities of Employer as Employee may desire and may serve as a consultant to or be employed or engaged (but not on a full time basis) by any other persons or entities provided that he shall first disclose such proposed activities, in writing, to the board of directors and that the board shall not object.

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         2.2      Place of  Employment.  Employee  shall  occupy  offices  to be provided by Employer in Manalapan, New Jersey, or such other place as Employer shall select, to be maintained for the use of Employee by and at the sole expense of Employer. Employer shall supply Employee with secretarial and support services, computer systems and other office machinery and such other materials and services as Employee shall reasonably require, in order to carry out his duties hereunder.

         2.3 Business Opportunities. Employee shall disclose to Employer all business opportunities of which Employee becomes aware during the term of this Agreement, whether or not such opportunities are directly related to the existing business of Employer.

3.       Compensation:

         3.1 Employee shall receive a salary of $78,000 per annum until April 11, 1997 and $100,000 per annum thereafter, payable in weekly installments. Employee shall be entitled to two weeks of vacation each year which, if not taken by Employee shall be forfeited. Employee shall be entitled to sick leave based upon policies which the Board of Directors of Employer shall establish.

         3.2      Expenses  and  Benefits.   Employee  shall  receive   benefits
                  provided by Employer for other employees at the level of Employee.

         3.3 Stock Options. Employee shall be entitled to participate in any stock option plan established my Employer for the benefit of Employees of the Company. Such participation and any grant of options to Employee shall be subject in all respects to the terms and conditions of such plan or plans and to the discretion of the Board of Directors with respect thereto.

4.       Termination of Agreement:

         4.1 Events of Termination. The employment of Employee shall terminate prior to the end of the term of this Agreement or any renewal term, as the case may be, under any of the following circumstances.

                  (a)  The death of Employee.

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                  (b) In the event that  Employee  shall  substantially  fail to perform  his  duties  hereunder  by  reason  of any  medically
                  determinable   physical  or  mental  impairment  that  can  be
                  expected to result in death or which has persisted or can be expected to persist for a continued period of at least six months, Employer shall have the right, by notice sent by
                  registered  mail  to  Employee  at  Employee's   residence  or
                  business address, to terminate Employee's employment hereunder as of a date (not less than four months after the date of the sending of such notice) to be specified in such notice. Employee shall be conclu-sively presumed to be so disabled when so certified by a physician who is acceptable to Employee and Employer.

                  (c) In the event of Employee's willful and continuing gross neglect of his duties or his willful and continuing failure to perform his duties, which continues for more than thirty days following his receipt of written notice from Employer that describes such gross neglect or failure.

                  (d) If Employer breaches its obligations to Employee hereunder in any material respect and Employer does not cure such breach within thirty days of having received notice of such breach, Employee may terminate this Agreement by giving notice to Employer.

         4.2 Employee's Entitlements Upon Termination - General. In the event that Employee's employment hereunder shall terminate pursuant to any of the provisions of section 4.1(a) or (b) hereof Employee (or of his estate in the event of his death) shall be entitled to receive all unpaid compensation which shall have accrued through the date of termination payable as a lump sum cash payment without any offset, not later than ten calendar days after termination of the Employee's employment.

5.       Renewal of Agreement:

         5.1 Employer's Renewal Rights. This Agreement shall be automatically renewed for two successive one year periods commencing on January 1 of each of the two years commencing with 1998 (each of which periods is hereinafter referred to as a "Renewal Term"), provided however that Employer may elect to cease such automatic renewal and terminate this Agreement at the end of the term hereof, or the then Current Renewal Term, as the case may be, giving written notice of such non-renewal not less than 60 days prior to the then Current Term or Renewal Term of this Agreement sent to Employee at his then address of record with Employer. All of the terms, covenants and conditions of this Agreement shall govern Employee's employment by Employer during each Renewal Term.

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6.       Noncompetition, Nonsolicitation and Confidential Information:

         6.1 Employee shall not disclose to any person or entity (other than to Employer's board of directors or to others as required, in his judgment, in the due performance of his duties under this Agreement) any confidential or secret information with respect to the business or affairs of Employer or any of its subsidiaries or affiliates.

         6.2 Employee agrees that for a period commencing on the date he becomes subject to this Agreement and ending one year after the date of termination of this Agreement he will not directly or indirectly disturb, entice or hire away or in any other manner persuade any employee, consultant, dealer, supplier, vendor, or customer of Employer to discontinue that person's or firm's relationship with or to Employer as an employee, consultant, dealer, supplier, vendor or customer, as the case may be.

         6.3 Notwithstanding the generality of the foregoing, nothing in this Agreement shall be deemed to preclude Employee from participating in other business opportunities not directly competitive with the business of Employer provided that Employee's activities with respect to such opportunities do not have any material adverse effect on the performance of Employee's duties hereunder.

         6.4      The trade secrets of Employer are hereby defined as including:

                  a) Suppliers to Employer of any products, goods, or services of any kind;

                  b) The prices paid by Employer for such products, goods and services;

                  c)       The customers of the Employer;

                  d)       The methods and results of the research of Employer;

                  e) All information concerning sales made by Employer to any and all customers;

                  f) The methods used or to be used by Employer in connection with the conduct of its business; and

                  g) Any other confidential information or data relating to the business of Employer which is not publicly known. The trade secrets of Employer do not include such data or information which was proprietary to the Employee personally prior to the date of this Agreement.

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         6.5      Employee agrees that he will not, either during his employment or at any after cessation of such employment, impart or disclose any of such trade secrets to any person, firm or corporation other than Employer, or use any of such trade secrets directly or indirectly for his own benefit or for the
                  benefit  of  any  person,   firm  or  corporation  other  than
                  Employer.

         6.6 Employee further recognizes and agrees that any violation of his agreement in this section 6 would cause such damage or injury to Employer as would be irreparable and the exact amount of which would be impossible to ascertain. Therefore, the Employee agrees that Employer shall be entitled as a matter of right to an injunction from any court of competent jurisdiction restraining any further violation by the Employee of Employee's agreements contained herein. Such rights to an injunction shall be cumulative and in addition to and not in limitation of any other rights and remedies Employer may have at law or in equity.

         6.7 Employee agrees that the provisions of this section 6 are reasonable and necessary for the protection of Employer and that each provision herein set forth, including, without limitation, the period of time, geographical area and types and scope of the restrictions on his activities specified therein are intended to be and shall be divisible. The Employee further acknowledges the reasonableness of these provisions as an integral part of his sale of stock of Employer to Recorp America as of the date hereof. If any provision contained herein, including any sentence, clause or part thereof, shall be held contrary to law or invalid or unenforceable in any respect the remaining provisions shall not be affected but shall remain in full force and effect.

         6.8 Employee agrees that all memoranda, notes, records, charts, formulae, specifications, lists and other documents made, compiled or received, held or used by the Employee which are employed by Employer concerning any phase of Employer's business or operations or its trade secrets shall be Employer's property and shall be delivered by the Employee to Employer on the termination of the Employee's employment or at any earlier time at the request of Employer.

         6.9 Employee further agrees that he will, for a period of three years following the termination of his employment for any reason, keep Employer informed of the names and addresses of the persons, firms or corporations by, for or whom he may, from time to time, be employed or act as agent and Employee also agrees that if during such year he conducts any business on his own account or is a partner he will keep Employer informed of that fact and of the general nature, names and addresses of such business conducted from time to time.

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7.       Entire Agreement.

         This Agreement constitutes the entire understanding of the parties hereto and supersedes any and all prior agreements and understandings whether oral or written between the parties. This Agreement may be modified only by an agreement in writing executed by Employee and the Chief Executive Officer of Employer referring to the particular provisions hereof being modified. This Agreement may not be modified by any implied understanding or agreement notwithstanding any statements or conduct of the parties occurring subsequent to the formation of this Agreement.

8.       Miscellaneous:

         8.1 Interpretation of this Agreement. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against party hereto.

         8.2 Variation. Any variation in compensation or conditions which may occur after the effective date of this Agreement shall not constitute a new agreement but the terms and conditions of this Agreement except as to such variation shall continue in force.

         8.3 Unenforceability. In the event that any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or other invalid as written the same shall be enforced and validated to the extent permitted by law. All provisions of this Agreement are severable and the unenforceability or invalidity of any single provision hereof shall not affect the remaining provisions.

         8.4 Collateral Documents. Each party hereto shall make, execute and deliver such other instruments or documents as may be reasonably required in order to effectuate the purposes of this Agreement.

         8.5 Assignability. This Agreement shall not be assignable by Employee. This Agreement shall not be assignable by Employer without the prior written consent of Employee except to a corporation which is the surviving entity in any merger involving Employer or to a corporation which acquires all or substantially all of the stock or assets of Employer.

         8.6 No Waiver. The failure of a party to insist on any occasion upon strict adherence to any term of this Agreement shall not be considered to be a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         8.7 Indemnification. The indemnification provisions for officers, directors, employees and agents under Nevada law and the Company's bylaws shall, to the maximum extent permitted by law, be extended to Employee, during the period following his termination for any reason, with respect to any and all matters, events or transactions occurring or effected during the Employee's period of employment with Employer. Employee shall indemnify Employer from and against any claims, expenses and liabilities, including attorney's fees, resulting from Employer's breach of any of the provisions of this Agreement.

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         8.8      New Jersey Law to Apply.  Except as provided in Paragraph  6.7 above, this Agreement shall be governed by and construed in accordance with the laws of New Jersey applicable to contracts between New Jersey residents entered into and to be performed entirely within New Jersey.

         8.9 Death of Employee. If the Employee should die before all amounts payable to him under this Agreement have been paid, such unpaid amounts shall be paid to Employee's spouse, of living, otherwise to the personal representative of Employee's estate.

         8.10 Notices. Any notices to be given hereunder to any party must be in writing and must be effected by personal delivery or by registered or certified mail, postage pre-paid with return receipt requested. Mailed notices shall be directed to the parties at the addresses appearing below. Either party may change the address by giving written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three business days after deposit with the United States Postal Service or within one day after deposit with a courier service such as Federal Express.

                                EMPLOYER:
                                       American Buyers Club International, Inc.
                                       130 Highway 33
                                       Manalapan, New Jersey 07726

                                EMPLOYEE:
                                       David Bannon
                                       230 Tulip Lane
                                       Freehold, New Jersey 07728

         8.11 Gender and Number. Whenever the context of this Agreement permits the masculine, feminine and neuter shall each include the other, and the singular shall include the plural.

         8.12 In any action taken by either Employer or Employee to enforce any of the provisions of this Agreement, or for compensation or other relief as a result of the breach of this Agreement, the attorney's fees and disbursements of the prevailing party in such litigation shall be paid by the non-prevailing party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"EMPLOYER"

AMERICAN BUYERS CLUB INTERNATIONAL, INC.


By:____________________________
   Steven Wise, President

"EMPLOYEE"


----------------------------
David Bannon

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